EXHIBIT 99.1

Integrated Cannabis Solutions Closes Acquisition of Houdini Labs.

April 10, 2023 – West Palm Beach, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”) (OTCPINK: IGPK), is pleased to share the following update.

Our subsidiary, Houdini Group, Inc., has acquired Global Consortium Group, LLC and its DBA, Houdini Labs. Houdini Labs is a state-of-the-art Type 7 cannabis manufacturing facility that is 1 of only 2 Type 7 labs in Sacramento, CA.

The contraction within the cannabis space in California has left a void that Houdini plans to help fill.  Management believes that expanding the hours of operation will help grow revenue to an estimated $1,000,000 per month, not accounting for the recent spike in cannabis distillate pricing, which has risen from $550 a liter to over $1,200 per liter.  The rise in demand has led to Houdini receiving daily calls for liters of distillate and companies willing to execute contracts for monthly allotments.  Houdini is currently processing requests for over 1,000 liters.

About Houdini Labs.

Houdini Labs (“Houdini”) is a California cannabis extraction company that develops and manufactures quality THC oils and concentrates in the fastest-growing segment of the California cannabis industry. Houdini continues to team up with some of the largest brands in California while pushing purity limits.  At scale, Houdini can process 1,200 lbs. per day with its advanced ethanol, CO2, and butane extraction equipment.  Houdini offers an expanded extraction facility. Additional production capacity is accessible with Houdini’s new modern butane extraction facility, growing its product line offerings.  Houdini’s services include toll processing, bulk crude and Ultra grade THC distillate production, and white-label services.

Houdini’s supply chain capabilities expand further by offering packaging, edibles, distribution, and B2C delivery services. By creating quality cannabis products with commitment and consistency, Houdini will elevate our clients’ goals at every opportunity. https://houdinilab.com/

About - Integrated Cannabis Solutions, Inc.

Integrated Cannabis Solutions, through its wholly-owned subsidiary Consolidated Apparel located in West Palm Beach, Florida, is the home base and manufacturing facility for Native Outfitters (www.nativeoutfitters.com) and MTOWear (www.mtowear.com).  The facility adorns its proprietary Native Outfitters Anti Snag, SPF 50 shirts, and Quarter-Zip tops, which are weaved out of an exclusive jacquard performance polyester fabric, and then delivers each to the customer’s specifications. MTOWear builds on the success of Native by offering a private label solution to our existing and other customers, utilizing standardized fabric and custom solutions.

Integrated Cannabis is in the process of making acquisitions in the Cannabis sector.  The Company is currently focusing on enhancing shareholder value through acquisitions and organic growth in both the Apparel and Cannabis sectors.

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. There are no assurances whatsoever that Houdini will generate the estimated revenues stated above.  There are material risks that may prevent Houdini from being successful in meeting the estimated revenue amount.  No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price.

Investor Relations:

Email: Shareholder@igpk.org

Website: https://igpk.org

Twitter @IGPKOTC

Phone: 561-235-2295

Text: 561-235-2295

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